EXHIBIT 16

                  [LETTERHEAD OF VITALE, CATURANO & COMPANY PC]

December 30, 2003

Securities and Exchange Commission
450 Fifth Street N.W.

Washington, DC 20549

Ladies and Gentlemen:

We were engaged as independent auditors for U.S. Telesis Holdings, Inc. (the Company) for the fiscal year ending December 31, 2003.

We have read U.S. Telesis Holdings, Inc.'s statements included under Item 4 of its Form 8-K dated December 29, 2003 and we agree with such statements.




Very truly yours,

/s/ Vitale, Caturano & Company PC
Certified Public Accountants